EXHIBIT 10(t)





                        PIONEER FINANCIAL SERVICES, INC.
                     EXECUTIVE DEFERRED COMPENSATION PROGRAM



                              C E R T I F I C A T E



               I,  ___________________________,  Secretary of  Pioneer Financial
Services, Inc., hereby certify that the foregoing is a correct copy of the Pioneer Financial Services, Inc. Executive Deferred Compensation Program, effective January 1, 1996.

               Dated this ____ day of ______________, 199_.



                                   Secretary as Aforesaid

                                      (Corporate Seal)

                                TABLE OF CONTENTS


                                                                           PAGE

SECTION 1                                                                     1
     Purpose                                                                  1
          Purpose                                                             1
          Employers                                                           1
          Effective Date                                                      1
          Administrator                                                       1
          Notices                                                             2

SECTION 2                                                                     3
     Eligibility and Participation                                            3
          Eligibility                                                         3
          Continuity of Participation                                         3
SECTION 3                                                                     5
     Enrollment and Deferral Elections                                        5
          Bonus Deferral Elections                                            5
          Period for Which Deferral Election Effective                        6
          Distribution Elections                                              6
          Deferral Account                                                    7
          Adjustment of Participants' Accounts                                7
          Statement of Account                                               11

SECTION 4                                                                    13
     Distribution of Deferral Accounts                                       13
          Distributions                                                      13
          Early and Normal Retirement Distributions                          13
          Designation of Beneficiary                                         14
          Withholding; Employment Taxes                                      14

SECTION 5                                                                    15
     Administration and Interpretation                                       15

SECTION 6                                                                    16
     Miscellaneous                                                           16
          No Right to Company Assets; Limitations Related to Company Stock   16
          No Employment Rights                                               17
          Facility of Payment                                                17
          Nonassignability                                                   17
          Effect on Other Benefits                                           18
          Independence of Program                                            19
          Responsibility For Legal Effect                                    19
          Action by the Company                                              19
          Successors, Acquisitions, Mergers, Consolidations                  19
          Gender and Number                                                  19
          Governing Laws                                                     20

SECTION 7                                                                    21
     Amendment and Termination                                               21


                        PIONEER FINANCIAL SERVICES, INC.
                     EXECUTIVE DEFERRED COMPENSATION PROGRAM



                                    SECTION 1

                                     Purpose


          1.1. Purpose. PIONEER FINANCIAL SERVICES, INC. EXECUTIVE DEFERRED COMPENSATION PROGRAM (the "program") has been established by PIONEER FINANCIAL SERVICES, INC. (the "company") to enable designated employees to elect to defer a portion of their bonuses and other cash compensation, subject to the terms of the program.

          1.2. Employers. The program as set forth below shall apply to eligible employees of the company and each domestic subsidiary of the company which adopts the program with the consent of the administrator. The company and each domestic subsidiary of the company which adopts the program with the administrator's consent will be referred to as an "employer" and may be referred to collectively as the "employers."

          1.3. Effective Date. The "effective date" of the program as set forth below is January 1, 1996.

          1.4.  Administrator. The program will be administered by the company.

          1.5. Notices. Any notice or document relating to the program which is to be filed with the company may be delivered, or mailed by registered or certified mail, postage prepaid, to __________________, in care of Pioneer Financial Services, Inc., 304 North Main Street, Rockford, Illinois 61101.

                                    SECTION 2

                          Eligibility and Participation



          2.1. Eligibility. Each calendar year (beginning with the calendar year ending December 31, 1996), the administrator will designate before the beginning of the calendar year those employees who are eligible to participate in the program. In general, employees eligible for the program will be limited to a select group of management and highly-compensated employees with annual compensation in excess of $100,000. An employee designated as eligible to participate in the program for any calendar year may become a participant by making a deferral election on a timely basis as described in subsection 3.1 or
3.2 below.

          2.2.    Continuity of  Participation.   A participant in  the program
who separates from service with the company and all its subsidiaries and affiliates will cease participation and will become entitled to distributions as described in Section 4. However, the separation from service of an employee with one employer will not interrupt the continuity of his participation if, concurrently with or immediately after such separation, he is employed by one or more of the other employers. A participant who separates from service with all employers but remains in the employ of a subsidiary or affiliate of the company which has not adopted the program, will become entitled to distributions on the respective distribution dates selected by him pursuant to subsection 3.4. A participant will separate from service upon the first to occur of the following:

          (a)  Retirement on or after attaining age 65 years

          (b) Retirement on account of disability at any age, as determined by a qualified physician selected by the administrator. A participant will be considered disabled for purposes of the program if, on account of a disability, he is no longer capable of performing the duties assigned to him by his employer.

          (c)  The participant's death

          (d) Resignation or dismissal from the employee of all the employers before retirement and for a reason other than disability.



                                    SECTION 3

                        Enrollment and Deferral Elections



          3.1. Bonus Deferral Elections. In order to defer a portion of his bonus for any calendar year, an employee designated as a participant for that calendar year may irrevocably elect to defer not less than 10 percent nor more than 100 percent (in whole five percent increments) of his bonus for that year. The amount deferred by a participant under the preceding sentence, together with the compensation deferral elected under subsection 3.2, shall not be less than $5,000 for any calendar year. A participant must make his bonus deferral election in advance by signing a deferral agreement and filing it with the administrator no later than the December 31 which precedes the calendar year to which the election relates. A participant's deferral election filed with the administrator is irrevocable on and after the December 31 deadline for the election.

          3.2 Compensation Deferral Elections. In order to defer a portion of his cash compensation for any calendar year, an employee designated as a participant for that calendar year may irrevocably elect to defer not less than 1% nor more than 50% (in whole 1% increments) of his cash compensation for that year. Compensation deferral and bonus deferral elections are subject to the $5,000 minimum set forth in subsection 3.1. A participant's "cash compensation" means the participant's base pay as paid by an employer hereunder, and for purposes of a deferral election a participant's rate of base pay on January 1 of any year shall be considered to remain at the same rate during that calendar year. A participant must make his compensation deferral election in advance by signing a compensation deferral agreement and filing it with the administrator no later than the December 31 which precedes the calendar year to which the election relates. A participant's compensation deferral election filed with the administrator is irrevocable on and after the December 31 deadline for the election.

          3.3. Period for Which Deferral Election Effective. A participant's deferral election shall remain in effect only for the calendar year specified in the deferral agreement. No deferral election shall be effective for more than one calendar year. A participant must file a separate deferral election in advance of each calendar year in order to make deferrals for that year.

          3.4.   Distribution  Elections.   Each  deferral  election made by a
participant under subsections 3.1 and 3.2 may, but need not, include an election of the date on which the amount of such deferral (together with any investment gains or losses thereon) will be distributed. Such date shall be referred to as the "distribution date" and shall occur no later than March 15 (based on the December 31 valuation) following one of the following dates:
the second, third, fourth, fifth, sixth, seventh, eighth, ninth or tenth calendar year after the calendar year to which the deferral election relates. The distribution date, once elected by the participant, shall be irrevocable, subject only to subsection 4.2.

          3.5. Deferral Account. The administrator shall maintain in the name of each participant a bookkeeping account known as the participant's "deferral account." A participant's deferral account shall include a subaccount for each calendar year that a participant's deferral election is in effect. Each such subaccount shall reflect (i) the amount deferred during that year and
(ii) investment gains or losses on the investment funds and investment options described in subsection 3.7 and 3.8. Deferred amounts shall be credited to subaccounts as of the date bonuses or cash compensation would otherwise have been paid to the participant but for his deferral election. Subaccounts will be adjusted from time to time to reflect investment gains and losses, as provided in subsection 3.6.

          3.6. Adjustment of Participants' Accounts. As of each March 31, June 30, September 30 and December 31 (each date is referred to below as an "accounting date"), the administrator shall:

          (a)  First,  charge to  the   proper  accounts  all  payments  or
               distributions made since the last preceding accounting date that have not been charged previously;

          (b) Next, credit participants' accounts with amounts deferred which were applied to company stock as provided in subsection 3.7;

          (c) Next, as to deferrals other than those in (b) above, credit participants' accounts with a portion of the amounts deferred on behalf of the participant since the last preceding accounting date, to equitably reflect that deferrals were made from time to time during the accounting period;

          (d) Next, credit participants' accounts with their pro rata share of any increase or charge such accounts with their pro rata share of any decrease in the adjusted net worth (as defined below) of each investment fund in which such accounts have an interest of that date;

          (e) Next, allocate and credit deferred amounts, not already credited under subparagraph (b) above, that are to be credited as of that date.

The "adjusted net worth" of an investment fund as at any date means the then net worth of such investment fund as determined by the administrator, less an amount equal to the deferred amounts deposited in such fund but not yet allocated to the accounts of the participants.

          3.7. Company Stock and Investment Funds. Until a participant attains his target for stock ownership, all deferred amounts under the program will be credited as a deemed investment consisting of shares of common stock of Pioneer Financial Services, Inc. (the "company stock"). Company stock will be credited to a participant's account taking into account a deemed purchase discount of 15%. In addition, the administrator may designate one or more investment funds to form a part of this program, and the administrator may make investment fund elections available to participants who have satisfied their targets for stock ownership. The administrator may allow participants to elect one or more of the investment funds for the investment of all or a portion of the amounts deferred by the participant under the program. Each such election shall be made at such time, in such manner and with respect to such investment funds as the administrator shall determine, and shall be effective only in accordance with such rules as the administrator shall establish. If a participant fails to make an election under this subsection, his deferrals will be invested in a default investment fund designated by the administrator. Prior to an accounting date, a participant may elect in writing that all or part of his interest in an investment fund be liquidated and the proceeds thereof transferred to one or more of the other investment funds, in accordance with rules established from time to time by the administrator. The investment funds described in this subsection and the individual investment option in subsection 3.8 are for recordkeeping purposes only and do not allow participants to direct any company or trust assets, and this subsection does not create in any participant any rights greater than those described in subsection 6.1. If there is a deemed purchase or sale of the common stock of the company, then it shall be subject to the company's policies which restrict trading in company securities, and
(ii) the election shall not be given effect until such policies would allow the individual to purchase and sell company securities. Amounts deemed invested in the common stock of the company shall be credited with an amount equal to the dividends earned on such deemed investment.

          3.8. Individual Investment Option. In addition to the investment funds described in subsection 3.7, amounts credited to a participant's deferral account may be deemed credited to an individual investment option (as hereinafter defined) chosen by such participant. The investment experience of each individual investment option will be calculated by reference to the closing price (as hereinafter defined) or net asset value of amounts deemed credited to such individual investment option, as applicable, as reported in The Wall Street Journal on the last business day of applicable calendar quarter. In addition, the amount credited to each individual investment option will be reduced by an amount equal to the brokerage or other transaction costs that would have been incurred in connection with the deemed purchase or sale of an investment. The individual investment option will consist of a deemed investment in any mutual fund, money market fund, common stock, preferred stock or other security so long as such security is listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.
All money market funds which are elected as investment options must be money market funds which invest solely in tax-exempt securities. A participant may change his investment option by election made in accordance with subsection 3.7. The term "closing price" with respect to a security shall mean (i) the closing sale price of such security if such security is traded on a national securities exchange, or (ii) if such security is not traded on a national securities exchange, the average of the highest bid and the lowest asked prices for such security.

          3.9. No Responsibility for Company Stock or Investment Decisions. The investment funds, the company stock investment and other investment options described in the plan are for recordkeeping purposes only and do not allow participants to direct the manner of investment of any company or trust assets, and no investment election creates in any participant rights greater than those specified in subsection 6.1. Responsibility for the consequences of the company stock investment, as well as for all decisions on investment funds and options, belongs solely to the participant, and the company (including its employees, officers and agents) provides no advice with respect to, and assumes no responsibility for, any consequences of the company stock investment or of a participant's investment elections.

          3.10. Statement of Account. As soon as practicable after the end of each calendar quarter the administrator shall furnish each participant with a statement of the balance credited to the participant's deferral account and the balance credited to each subaccount as at the end of that period.

                                    SECTION 4

                        Distribution of Deferral Accounts

          4.1. Distributions. Subject to subsection 4.2, amounts deferred under this program for each calendar year (and investment gains and losses thereon) shall be distributed in a lump sum in cash to the participant on the applicable distribution date elected by the participant pursuant to subsection 3.4; provided, however, that if on any distribution date, any investment gains or losses under subsection 3.6 cannot then be determined, such distribution will be delayed until the accounting steps described in subsection
3.6 have  been completed.

          4.2. Early and Normal Retirement Distributions. If a participant separates from service with the employers prior to attainment of age 65, the entire balance in the participant's deferral account shall be distributed to him in a lump sum in cash on or about March 15 (the "early distribution date") following the calendar year in which the participant separates from service, unless the administrator in its sole discretion determines that distributions shall occur on the distribution dates elected by the participant. If a participant separates from service with the employers on or after attainment of age 65, the balances in the participant's deferral account shall be distributed to the participant on the applicable distribution dates elected by the participant pursuant to subsection 3.3, unless the administrator in its sole discretion determines that distribution shall be made in a single sum payment or in installations over a period not to exceed ten years. Distribution shall be made to the participant or, in the event of his death, to his beneficiary.

          4.3.   Designation of  Beneficiary.   A  participant may  designate a
beneficiary under this program by filing a written notice with the
administrator in such  form as it requires.   A participant may  from time to
time change his designated beneficiary without the consent of such beneficiary by filing a new designation in writing with the administrator.
If no designation under this program is in effect at the death of the participant, the beneficiary shall be the spouse of the participant at the time  of his  death or, if  no spouse  is living  at the death of
the participant, the representative of the participant's estate.    A
participant's beneficiary designation form may specify whether payment is to be made to the beneficiary in a single sum payment or in installments over a period not to exceed ten years.

          4.4. Withholding; Employment Taxes. To the extent required by law in effect at the time distribution is made from the program, the employers shall withhold any taxes required to be withheld by federal, state or local governments.

                                    SECTION 5
                        Administration and Interpretation

          The administrator shall administer and interpret the program, and any interpretation by the administrator shall be final and binding upon
participants and beneficiaries.   The  administrator may  adopt  such rules
and regulations relating to the program as it deems necessary or advisable. The administrator may delegate administrative responsibilities to advisors or other persons who may or may not be employees of the company and may rely upon information or opinions of legal counsel or experts selected to render advice with respect to the program. If a member of the administrator is a participant, he may not decide or determine any matter or question concerning his benefits under the program that he would not have the right to decide or determine if he were not a member.

                                    SECTION 6
                                  Miscellaneous

          6.1. No Right to Company Assets; Limitations Related to Company Stock. No participant or other person shall acquire by reason of the program any right in or title to any assets, funds or property of the employers whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the employers, in their sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the employers. A participant shall have only a contractual right to the amounts, if any, payable hereunder to that participant. The employers' obligations under this program are not secured or funded in any manner. Even though benefits provided under the plan are not funded, the company intends to establish a trust to assist in the payment of benefits. Company stock held by such a trust may be subject to restrictions that limit the sale of such stock in the public markets. Accordingly, to the extent a participant's account is deemed invested in company stock, there may be significant delays in the distribution of plan benefits and in any transfer from company stock to other deemed investments, pending liquidation of shares of company stock.

          6.2. No Employment Rights. Nothing herein shall constitute a contract of continuing service or in any manner obligate the company or any of its subsidiaries to continue the employment of any participant, or obligate any participant to continue in the employment of the company or any of its subsidiaries, and nothing herein shall be construed as fixing or regulating the compensation payable to a participant.

          6.3. Facility of Payment. When a person entitled to benefits under the program is under legal disability, or, in administrator's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the
administrator  may  direct  payment of  benefits   to  such  person's   legal
representative, or to a relative or friend of such person for such person's benefit, or the administrator may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the plan.

          6.4. Nonassignability. No participant or other person shall have any right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer or convey in advance of actual receipt the amounts, if any, payable hereunder. No amounts payable hereunder shall, prior to actual payment, be subject to claims of creditors, seizure or sequestration for the payment of any debts, judgments, alimony, domestic relations order or separate maintenance owed by the participant or any other person, or be transferable by operation of law in the event of the participant's or any other person's bankruptcy or insolvency. Notwithstanding the foregoing, if an estate or trust is a beneficiary entitled to distributions from the program upon the death of the participant, the representatives of the estate or the trustees of the trust may assign the right to receive such payments to the persons, estates or trusts beneficially entitled thereto, and the administrator may rely conclusively and without any liability on the certification.

          6.5. Effect on Other Benefits. Except as provided below in this subsection, the participant's compensation for purposes of calculating his awards and benefits under any employee benefit plan or program maintained by the company shall not be reduced on account of deferrals under this program. However, amounts deferred under this program shall not be included when calculating a participant's benefits or contributions under any 401(k) plan or other plan sponsored by the company which is qualified under Section 401(a) of the Internal Revenue Code. Any distributions made from this program shall be excluded from a participant's compensation in years distributed for purposes of calculating the participant's awards and benefits under any employee benefit plan or program (other than this program) maintained by the company.

          6.6. Independence of Program. Except as otherwise expressly provided herein, the program shall be independent of, and in addition to, any employment agreement or other plan or rights that may exist from time to time between an employer and a participant in the program.

          6.7. Responsibility For Legal Effect. No representations or warranties, express or implied, are made by the employers or the administrator and neither the employers nor the administrator assumes any responsibility concerning the legal, tax, or other implications or effects of the program.

          6.8. Action by the Company. Any action required or permitted to be taken under the program by the company shall be by one or more officers designated by the Board of Directors of the company.

          6.9. Successors, Acquisitions, Mergers, Consolidations. The terms and conditions of the program shall inure to the benefit of and bind the employers, the participants, their successors, assigns, and personal representatives.

          6.10. Gender and Number. Wherever appropriate herein, the masculine may mean the feminine and the singular may mean the plural or vice versa.

          6.11. Governing Laws. This program shall be construed and administered according to the laws of the State of Illinois.

          6.12 Claims Procedure. The company will provide notice in writing to any participant or beneficiary whose claim for benefits under the plan is denied, and the company shall afford such participant or beneficiary a full and fair review of its decision if so requested. The company has discretionary authority and responsibility to construe and interpret the provisions of the plan and make factual determinations thereunder, including the power to determine the rights or eligibility of employees or participants and any other persons, and the amounts of their benefits under the plan, and to remedy ambiguities, inconsistencies or omissions, and each such determination by the company shall be binding on all parties. Any interpretation of the provisions of the plan and any decisions on any matter within the discretion of the company
made  by  the company  in  good faith  shall be  binding  on all persons.   Any
misstatement or other mistake of fact shall be corrected when it becomes known and the company shall make such adjustment on account thereof as it considers equitable and practicable.

                                    SECTION 7
                            Amendment and Termination

         The company reserves the right, in its sole discretion, to discontinue or completely terminate the program at any time. If the program is discontinued with respect to future deferrals, participants' deferral account balances shall be distributed on the distribution dates elected in accordance with subsection 3.1, unless the administrator designates an earlier distribution date. As of the date designated by the administrator following the date of complete termination, each participant shall receive distribution of his entire deferral account balance as if his elected distribution dates had occurred. The program may be amended by a written instrument executed by the company, provided that an amendment of the program may not reduce the balance in a participant's deferral account as of the date the amendment is adopted.